UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2009

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2009, United Development Funding IV (the “Registrant”) satisfied the minimum offering of $1,000,000 in connection with the best efforts public offering of its common shares of beneficial interest.  Proceeds from initial subscriptions were placed in escrow until the minimum offering was reached.  Initial subscribers have now been accepted as shareholders and the subscription proceeds were released to the Registrant from escrow, provided that residents of New York, Nebraska and Pennsylvania will not be admitted until the Registrant has received and accepted subscriptions aggregating at least $2,500,000, $5,000,000 and $35,000,000, respectively.  Attached as Exhibit 99.1 to this report and incorporated by reference into this Item 8.01 is a copy of a letter from Realty Capital Securities, LLC, the dealer manager for the Registrant’s offering, regarding the release of the funds from escrow.  As of December 18, 2009, the Registrant had accepted subscriptions and issued 59,610 common shares of beneficial interest to shareholders with gross proceeds of $1,192,200 distributed to the Registrant.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: December 21, 2009	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

99.1	Letter from Realty Capital Securities, LLC to broker-dealers dated December 21, 2009.